UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2025

Date of Report (Date of earliest event reported)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in a Current Report on Form 8-K, filed on May 6, 2025, Sunoco LP, a Delaware limited partnership (the “Partnership” or “Sunoco”), SunocoCorp LLC, a Delaware limited liability company and wholly owned subsidiary of Sunoco (f/k/a NuStar GP Holdings, LLC) (“SunocoCorp”), 2709716 Alberta Ltd., an Alberta corporation and wholly owned subsidiary of SunocoCorp, and Parkland Corporation, an Alberta corporation (“Parkland”), entered into an Arrangement Agreement, dated as of May 4, 2025 (as amended to date, the “Arrangement Agreement”), pursuant to which, among other things, and on the terms and subject to the conditions set forth therein, Sunoco will acquire all of the issued and outstanding common shares of Parkland (the “Parkland Acquisition”). Closing of the Parkland Acquisition is subject to customary conditions, including, among other things, regulatory and stock exchange listing approvals. No assurance can be given that the Parkland Acquisition will be completed on the timeline currently contemplated or at all. The Notes and the Series A Preferred Units (each as defined below) are subject to a special mandatory redemption conditioned on the Parkland Acquisition in certain respects, as described herein.

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2025, the Partnership completed a private offering to eligible purchasers (the “Notes Offering”) of (i) $1,000 million in aggregate principal amount of its 5.625% Senior Notes due 2031 (the “2031 Notes”) and (ii) $900 million in aggregate principal amount of its 5.875% Senior Notes due 2034 (the “2034 Notes” and, collectively with the 2031 Notes, the “Notes”), along with the related guarantees of the Notes. The Partnership received net proceeds of approximately $1,880 million from the Notes Offering, after deducting the initial purchasers’ discount and commissions, and the Partnership intends to use such net proceeds (i) on the closing date of the Parkland Acquisition (the “Effective Date”), together with the net proceeds of the concurrent Preferred Offering (as defined below), to fund a portion of the cash consideration for the Parkland Acquisition and related transaction costs, with the remaining proceeds, if any, to be used for general corporate purposes, and (ii) prior to the Effective Date, to temporarily reduce the borrowings outstanding under Sunoco’s revolving credit facility and pay interest and fees in connection therewith.

The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers in reliance on Rule 144A and Regulation S under the Securities Act.

Indenture and Senior Notes

The Notes were issued under and are governed by an indenture dated September 18, 2025 (the “Indenture”), among the Partnership, certain subsidiary guarantors of the Partnership (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The 2031 Notes will mature on March 15, 2031, and the 2034 Notes will mature on March 15, 2034. Interest on the Notes is payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing on March 15, 2026.

The Notes are senior unsecured obligations of the Partnership and are guaranteed on a senior unsecured basis by all of the Partnership’s current subsidiaries that guarantee its obligations under the Partnership’s revolving credit facility, as well as by certain of its future subsidiaries. The Notes and related guarantees are unsecured and rank equally with all of the Partnership’s and each Guarantor’s existing and future senior obligations. The Notes and related guarantees are senior in right of payment to all of the Partnership’s and each Guarantor’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and related guarantees are effectively subordinated to the Partnership’s and each Guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the Notes.

The Notes are subject to a special mandatory redemption at a price equal to 100% of the initial issue price plus accrued and unpaid interest to, but not including, the payment date of such mandatory redemption, if (x) the consummation of the Parkland Acquisition does not occur on or before May 5, 2026 (the “Special Mandatory Redemption Date”); or (y) prior thereto, the Partnership notifies the Trustee in writing that (a) the Arrangement Agreement has been terminated, (b) the Partnership will not pursue the consummation of the Parkland Acquisition or (c) the Partnership has determined in its sole discretion that the Parkland Acquisition cannot or is not reasonably likely to be completed by the Special Mandatory Redemption Date.

The Partnership may, at its option, redeem some or all of the 2031 Notes at any time on or after September 15, 2027, at the redemption prices specified in the Indenture. Prior to such time, the Partnership may redeem some or all of the 2031 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2031 Notes redeemed, plus a customary “make-whole premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before September 15, 2027, the Partnership may redeem up to 40% of the aggregate principal amount of the 2031 Notes with an amount of cash not greater than net cash proceeds from certain equity offerings at the redemption prices specified in the Indenture.

The Partnership may, at its option, redeem some or all of the 2034 Notes at any time on or after September 15, 2028, at the redemption prices specified in the Indenture. Prior to such time, the Partnership may redeem some or all of the 2034 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2034 Notes redeemed, plus a customary “make-whole premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before September 15, 2028, the Partnership may redeem up to 40% of the aggregate principal amount of the 2032 Notes with an amount of cash not greater than net cash proceeds from certain equity offerings at the redemption prices specified in the Indenture.

Upon the occurrence of a Change of Control (as defined in the Indenture), which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 60 days after the consummation of the transaction, each holder of the Notes may require the Partnership to repurchase all or a portion of the holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains customary events of default (each an “Event of Default”), with respect to each series of the Notes, including the following:

(1) default for 30 days in the payment when due of interest on the Notes of the applicable series;

(2) default in the payment when due (at stated maturity, upon optional or mandatory redemption or otherwise) of the principal of, or premium, if any, on, the Notes of that series;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a Change of Control offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a Change of Control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice by the Trustee or holders of 30% in aggregate principal amount of the Notes of the applicable series then outstanding to comply with its obligations to furnish the holders of the Notes of such series and the Trustee certain reports;

(5) failure by the Partnership or any Guarantor for 60 days after written notice by the Trustee or holders of 30% in aggregate principal amount of the Notes of the applicable series then outstanding to comply with any of its other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of the Partnership or any Guarantor (or the payment of which is guaranteed by the Partnership or any Guarantor) whether the indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”) or (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, that if, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded or (iii) such indebtedness is repaid during the ten business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) except as permitted under the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding Notes of a series may declare the principal and accrued and unpaid interest on the Notes of that series to be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes of each series will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes of such series. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes of each series may rescind any such acceleration with respect to the Notes of such series and its consequences.

The above description of the Indenture, the Notes and the guarantees is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.

The information set forth in Item 5.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Indenture under the heading “Indenture and Senior Notes” is incorporated into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Preferred Offering

On September 18, 2025, the Partnership closed the previously announced private offering of Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units” and such offering, the “Preferred Offering”). The Series A Preferred Units were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and in accordance with Regulation S under the Securities Act. The Partnership received net proceeds of approximately $1,476 million from the Preferred Offering, after deducting the initial purchasers’ discount and commissions, and the Partnership intends to use such net proceeds (i) on the Effective Date, together with the net proceeds of the concurrent Notes Offering, to fund a portion of the cash consideration for the Parkland Acquisition and related transaction costs, with the remaining proceeds, if any, to be used for general corporate purposes, and (ii) prior to the Effective Date, to temporarily reduce the borrowings outstanding under Sunoco’s revolving credit facility and pay interest and fees in connection therewith.

On September 18, 2025, in connection with the issuance of an aggregate 1,500,000 of the Series A Preferred Units, Sunoco GP LLC, the general partner of the Partnership (the “General Partner”), amended and restated the Partnership’s Second Amended and Restated Agreement of Limited Partnership, dated as of February 12, 2025 (as amended and restated, the “Third Amended and Restated LPA”), to establish the rights and obligations of the Series A Preferred Units. The Series A Preferred Units entitle the holders thereof to certain rights that are senior to the rights of holders of common units representing limited partner interests in the Partnership (the “Common Units”), such as rights to certain distributions and rights upon liquidation of the Partnership.

As set forth in the Third Amended and Restated LPA, the Series A Preferred Units rank, with respect to anticipated semi-annual distributions and distributions upon the liquidation, winding-up or dissolution of the Partnership: (i) senior to any equity security, including the Common Units, other than any equity security referred to in the following clause (ii) or clause (iii); (ii) on a parity basis with any equity security issued by the Partnership with terms specifically providing that such equity security ranks on a parity basis with the Series A Preferred Units with respect to rights to the payment of distributions and/or distributions upon the liquidation, winding-up and dissolution of the Partnership’s affairs, as applicable; and (iii) junior to any equity security issued by the Partnership with terms specifically providing that such equity security ranks senior to the Series A Preferred Units with respect to rights to the payment of distributions and/or distributions upon the liquidation, winding-up and dissolution of the Partnership’s affairs, as applicable. The annual distribution rate on each Series A Preferred Unit is 7.875% per annum of the $1,000 liquidation preference per Series A Preferred Unit (equal to $78.75 per Series A Preferred Unit per annum) from September 18, 2025 to, but excluding, September 18, 2030 (the “First Reset Date”). On and after the First Reset Date, the distribution rate on each Series A Preferred Unit shall equal the five-year U.S. Treasury rate as of the most recent reset distribution determination date, plus a spread of 4.230% per annum; provided that the five-year U.S. Treasury rate for each reset period will not be lower than 1.00%. The Series A Preferred Units have a liquidation preference of $1,000 per Series A Preferred Unit, plus accumulated but unpaid distributions. Cumulative cash distributions on the Series A Preferred Units are payable semi-annually, in arrears, on each March 18 and September 18, commencing on March 18, 2026, when, as and if declared by the board of directors of the General Partner.

At any time on or after the First Reset Date, the Partnership may redeem the Series A Preferred Units in whole or in part at a redemption price payable in cash of $1,000 per Series A Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the redemption date, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the applicable provisions of the Partnership’s outstanding indebtedness.

Upon the occurrence of a Rating Event (as defined in the Third Amended and Restated LPA), the Partnership may, at its option, redeem the Series A Preferred Units in whole, but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a Rating Event at a redemption price payable in cash of $1,020 (102% of the liquidation preference) per Series A Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the redemption date, whether or not declared.

Upon the occurrence of a Change of Control Trigger Event (as defined in the Third Amended and Restated LPA), the Partnership may, at its option, redeem Series A Preferred Units in whole or in part within 120 days after the occurrence of such Change of Control Trigger Event at a redemption price payable in cash of $1,030 (103% of the liquidation preference) per Series A Preferred Unit for a Change of Control Trigger Event that occurs before September 18, 2026, $1,020 (102% of the liquidation preference) per Series A Preferred Unit for a Change of Control Trigger Event that occurs on or after September 18, 2026 and before September 18, 2027 or $1,010 (101% of the liquidation preference) per Series A Preferred Unit for a Change of Control Trigger Event that occurs on or after September 18, 2027 and before September 18, 2030, plus all accumulated and unpaid distributions to, but not including, the applicable redemption date, whether or not declared. If the Partnership does not exercise its right to redeem all Series A Preferred Units within 120 days after the first date on which a Change of Control Trigger Event occurs, the then-applicable distribution rate for the Series A Preferred Units not so redeemed will be increased by 5.00%.

The Series A Preferred Units are subject to a special mandatory redemption at a price equal to $1,000 per Series A Preferred Unit plus, in each case, an amount equal to all accumulated but unpaid distributions thereon to, but excluding, the payment date of such mandatory redemption, if (x) the Parkland Acquisition has not been completed on or prior to the Special Mandatory Redemption Date; or (y) prior thereto, the Partnership notifies the paying agent in writing that, (a) the Arrangement Agreement is terminated or (b) the Partnership will not pursue the consummation of the Parkland Acquisition or (c) the Partnership has determined in its sole discretion that the Parkland Acquisition cannot or is not reasonably likely to be completed by the Special Mandatory Redemption Date.

Holders of the Series A Preferred Units generally have no voting rights, except for limited voting rights with respect to (i) amendments to the limited partnership agreement of the Partnership that would have a material adverse effect on the powers, preferences, duties, or special rights of the Series A Preferred Units, (ii) the creation or issuance of any parity securities (including any additional Series A Preferred Units) if the cumulative distributions on the Series A Preferred Units are in arrears and (iii) the creation or issuance of any senior securities. On any matter on which the holders of the Series A Preferred Units are entitled to vote, such holders will be entitled to one vote per Series A Preferred Unit. The Series A Preferred Units held by the Partnership or any of its subsidiaries or controlled affiliates will not be entitled to vote.

The Series A Preferred Units are not convertible into or exchangeable for any other securities of the Partnership. The foregoing description of the material terms of the Third Amended and Restated LPA does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated LPA, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

In connection with the issuance of the Notes and Series A Preferred Units, all remaining commitments under the previously disclosed debt financing commitments provided by Barclays Bank PLC (and certain of its affiliates), Royal Bank of Canada (and certain of its affiliates) and other commitment parties terminated into accordance with the terms of such commitments.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Sunoco and Parkland, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the completion of the proposed transaction on the anticipated terms and timing, or at all, including obtaining regulatory approvals, court approvals and approval of the listing of the common units of SunocoCorp, on the New York Stock Exchange; and the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of Sunoco and Parkland to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against Sunoco, Parkland or their directors; the risk that disruptions from the proposed transaction will harm Sunoco’s or Parkland’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the proposed transaction; the potential for modification or adjustment of the Arrangement Agreement; the parties’ ability to satisfy their respective conditions and consummate the transaction; rating agency actions and Sunoco and Parkland’s ability to access short-and long-term debt markets on a timely and affordable basis; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Sunoco’s and/or Parkland’s financial performance and operating results; certain restrictions during the pendency of the arrangement that may impact Parkland’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; dilution caused by Sunoco’s issuance of additional units representing limited partner interests in connection with the proposed transaction; fees, costs and expenses and the possibility that the transaction may be more expensive to complete than anticipated; and those risks described (i) under the heading “Risk Factors” in the management information circular and proxy statement with respect to the Parkland Acquisition, as filed on the System for Electronic Data Analysis and Retrieval + in Canada (SEDAR+) and available on Parkland’s website at http://www.parkland.ca, (ii) under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in Parkland’s current Annual Information Form dated March 5, 2025, and under the headings “Forward-Looking Information” and “Risk Factors” included in the Q4 2024 Management’s Discussion and Analysis dated March 5, 2025, in the Q1 2025 Management’s Discussion and Analysis dated May 5, 2025 and in the Q2 2025 Management’s Discussion and Analysis dated August 5, 2025, each as filed on the System for Electronic Data Analysis and Retrieval + in Canada (SEDAR+) and available on Parkland’s website at http://www.parkland.ca,

(iii) in Item 1A of Sunoco’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 14, 2025, and (iv) in Item 1A of Sunoco’s Quarterly Reports on Form 10-Q, filed with the SEC on May 8, 2025 and August 7, 2025. Those disclosures are incorporated by reference in this Current Report on Form 8-K. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this Current Report on Form 8-K. Sunoco and Parkland do not intend to update these statements unless required by the securities laws to do so, and Sunoco and Parkland undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Limited Partnership of Sunoco LP, dated as of September 18, 2025.

4.1	Indenture, dated as of September 18, 2025, by and among Sunoco LP, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: September 18, 2025

	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer